EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 15, 2014 with respect to the financial statements of TSC UITS 5, comprising TSC Herzfeld Enhanced Dividend Income Closed-End Portfolio, 2Q 2014 and TSC Herzfeld Municipal Income Closed-End Portfolio, 2Q 2014, contained in Amendment No. 1 to the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."



                                  /s/ Grant Thornton LLP
                                  GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 15, 2014



















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